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                                                                    Exhibit 10.2


                      PROMISSORY NOTE AND PLEDGE AGREEMENT

$1,000,000                                                         July 10, 2000

     FOR VALUE RECEIVED, Allan I. Brown (the "MAKER") promises to pay Cyrk, Inc., a Delaware corporation (the "COMPANY"), the sum of ONE MILLION and 00/00 Dollars ($1,000,000).

     SECTION 1. PRINCIPAL AND INTEREST. The unpaid principal balance of this Promissory Note and Pledge Agreement (the "NOTE") shall be paid in full on demand, together with all accrued but unpaid interest, as provided in Section 11 of the Employment Agreement between the Maker and the Company, dated September 1, 1999 (the "EMPLOYMENT AGREEMENT"). This Note shall bear interest (computed on the basis of the actual number of days elapsed over a 365-day year) on the unpaid principal amount hereof at a rate per annum equal to six and six tenths percent (6.6%), compounded annually. Interest shall be based upon the Federal short-term interest rate, and restated on July 1 of each year. All accrued interest shall be payable at maturity of this promissory note. All payments hereunder shall be made in immediately available funds.

     SECTION 2. PREPAYMENT. The Maker may at any time prepay all or a portion of the unpaid principal amount of this Note without penalty or premium, together with all accrued but unpaid interest on the amount so prepaid to the date of prepayment.

     SECTION 3. EVENTS OF DEFAULT. For the purposes of this Note an "EVENT OF DEFAULT":

                    the Maker shall default in the payment of principal of or interest on this Note after the same becomes due and payable;

     SECTION 4. RIGHTS UPON DEFAULT. Upon the occurrence of an Event of Default, (a) the principal of and accrued interest in respect of this Note shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker and (b) the Company shall have all of the rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code.

     In case of an Event of Default and the acceleration of the Maker's obligations hereunder, the Maker will pay to the holder hereof such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements. No delay or omission on the part of the holder hereof in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of the holder of this Note. No waiver of any single breach or default shall be deemed a waiver or breach of any other breach or default. No right conferred hereby upon the holder hereof shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise; all remedies shall be cumulative and not alternative.

     In case there shall exist an Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Company may cause all or any of the Pledged Securities (as hereinafter defined) to be transferred into its name or into the name of its nominee or nominees.


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     Upon the occurrence of an Event of Default, the Company shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Securities in one or more parcels at any exchange or broker's board or at public or private sale. Unless the Pledged Securities threaten to decline speedily in value or are of a type customarily sold on a recognized market, the Company will give the Maker at least ten (10) days prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Maker. All such sales shall be at such commercially reasonable price or prices, as the Company shall deem best and either for cash or on credit or for future deliver (without assuming any responsibility for credit risk). At any such sale or sales the Company may purchase any or all of the Pledged Securities to be sold thereat upon such terms as the Company may deem best. Upon any such sale or sales the Pledged Securities so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Maker, other than restrictions under applicable securities law. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, the Maker shall execute all such applications or other instruments as may be required. The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the amount owed hereunder to which the Company does not have recourse against the Maker; third, to the payment of the amount owed hereunder to which the Company does have recourse against the Maker, and any surplus thereafter remaining shall be paid to the Maker or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of the Maker).

     The Maker recognizes that the Company may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "SECURITIES ACT") but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Securities for its own account, for investment and not with a view to the distribution or resale thereof. The Maker acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Securities were sold at public sales, and that the Company has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit such Pledged Securities to be registered for public sale under the Securities Act. The Maker agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

     SECTION 5. PLEDGE OF PLEDGED SECURITIES; FULL RECOURSE. For the purposes of securing payment of this Note, the Maker pledges, but shall not deliver, to the Company the property described below (the "Pledged Securities") and grants to the Company a security interest therein:


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          421,054 shares of the Company's Common Stock, $.01 par value per share, represented by stock certificate number ______________.

In addition to the Pledged Securities, the Company shall have full recourse to the Maker for all amounts due hereunder.

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE MAKER. The Maker hereby represents, warrants and covenants to the Company that:

     (a) The Maker has good title to the Pledged Securities, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature whatsoever other than those under applicable securities law or set forth herein.

     (b) The Maker will not sell, convey or otherwise dispose of any of the Pledged Securities, nor will the Maker create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Securities or the proceeds thereof, other than liens on and security interests in the Pledged Securities created hereby and restrictions under applicable securities laws.

     SECTION 7. NOTICES. All communications under this Note shall be in writing and shall be hand delivered or sent prepaid by first class mail or recognized overnight delivery service to the respective addresses set forth below (or such other addresses as may be furnished in writing by the Maker and the Company):

     (a)                 To the Company:

          Cyrk, Inc.
          101 Edgewater Drive
          Wakefield, MA  01880
          Attention:  Patricia J. Landgren, Esq.

          Choate, Hall & Stewart
          Exchange Place
          53 State Street
          Boston, MA  02109
          Attention:  Cameron "Bunk" Read, Esq.

     (b)                 To the Maker:

          Allan I. Brown
          c/o Simon Marketing, Inc.
          1900 Avenue of the Stars, Suite 550
          Los Angeles, CA 90067


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          Irell & Manella LLP
          1800 Avenue of the Stars
          Suite 900
          Los Angeles, CA 90067-4276
          Attn: Martin Gelfand

     SECTION 8. WAIVER AND AMENDMENTS. The provisions of this Note may be waived or amended only with the written approval of the Company and the Maker and shall only be effective to the extent specifically set forth in said writing.

     SECTION 9. GOVERNING LAW. This Note shall be governed by the internal laws of the Commonwealth of Massachusetts, without giving effect to conflicts of law principles, and is executed as a sealed instrument.

     IN WITNESS WHEREOF, the undersigned has executed this Promissory Note and Pledge Agreement this 29th day of June, 2000.


                                            /s/ Allan I. Brown
                                            ------------------------------------
                                            Allan I. Brown


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